                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                _______________

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Preliminary Additional Materials
[x]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(e) or Section
         240.14a-12

                               AMDURA CORPORATION
                (Name of Registrant as Specified In Its Charter)

                               AMDURA CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(j)(1), or
         14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(j)(3).
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(j)(4) and
         0-11.

         1)      Title of each class of securities to which transaction applies:

         2)      Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: ______________
                 _______________________________________________________________
                 ________________________

         4)      Proposed maximum aggregate value of transaction:
                 ____________________________________________________

         Set forth the amount on which the filing fee is calculated and state how it was determined. _______________________________
         _______________________________________________________________________
         _________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

         2)      Form, Schedule or Registration Statement No.:

         3)      Filing Party:

         4)      Date Filed:

                               AMDURA CORPORATION
                                2801 DAWSON ROAD
                             TULSA, OKLAHOMA  74110
                              ____________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON TUESDAY, MAY 3, 1994
                              ____________________

         The Annual Meeting of Stockholders (the "Annual Meeting") of AMDURA Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, May 3, 1994, at 2:00 p.m., local time, at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas, for the following purposes:

             1. To elect ten directors to hold office until the 1995 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

             2. To approve the Company's 1992 Stock Option Plan, as amended; and

             3. To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

         The Board of Directors has fixed the close of business on March 28, 1994 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

         The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

         A complete list of the stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least ten days prior to the Annual Meeting, at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas.

         THE BOARD OF DIRECTORS URGES YOU TO DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THE RETURN OF THE ENCLOSED PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU DO ATTEND THE ANNUAL MEETING.

                                        By order of the Board of Directors,
                                        SANFORD B. FERGUSON
                                        Secretary


Tulsa, Oklahoma
April 11, 1994

                               AMDURA CORPORATION
                                2801 DAWSON ROAD
                             TULSA, OKLAHOMA  74110
                              ____________________

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 3, 1994
                              ____________________

                              GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AMDURA Corporation, a Delaware corporation ("Amdura" or the "Company"), for use at the Company's 1994 Annual Meeting of Stockholders (together with any and all adjournments and postponements thereof, the "Annual Meeting") which is scheduled to be held on Tuesday, May 3, 1994, at 2:00 p.m., local time, at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, the foregoing notice, the enclosed form of proxy and a copy of the Company's Annual Report to Stockholders for the year ended December 31, 1993, are first being sent to stockholders on or about April 11, 1994.

         The Board of Directors has fixed the close of business on March 28, 1994, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. On the record date, there were 24,539,481 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting. Shares can be voted at the Annual Meeting only if the stockholder is present in person or is represented by proxy. The presence in person or by proxy at the Annual Meeting of shares of Common Stock representing a majority of the total number of shares of Common Stock outstanding on the record date will constitute a quorum for purposes of the Annual Meeting and the actions to be taken thereat.

         The Board of Directors knows of no other matters which are to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions indicated thereon. In the absence of instructions, executed proxies will be voted "FOR" the election as directors of the ten nominees of the Board of Directors and "FOR" the approval of the Company's 1992 Stock Option Plan, as amended.

         Any proxy may be revoked at any time prior to its exercise by attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided, that such notice or proxy must actually be received by the Company prior to the taking of any vote at the Annual Meeting.

         The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made primarily by mail or by facsimile, but regular employees of the Company may solicit proxies personally or by telephone.

         Abstentions may be specified as to the proposal to approve the Company's 1992 Stock Option Plan, as amended. In addition, under the rules of the New York Stock Exchange, Inc., brokers holding shares for customers have authority to vote on certain matters when they have not received instructions from the beneficial owners, and do not have such authority as to certain other matters (so-called "broker non-votes"). Approval of the Company's 1992 Stock Option Plan, as amended, will require the affirmative vote of the holders of at least a majority of the votes cast by holders of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote. Abstentions and broker non-votes will not be considered as votes cast with respect to the proposal and thus will have no effect on the outcome of the vote. With regard to the election of directors, votes may be cast in favor or withheld. The ten persons receiving the highest number of favorable votes will be elected as directors of the Company.

                             ELECTION OF DIRECTORS

         Ten directors, representing the entire current Board of Directors, are to be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. All duly submitted and unrevoked proxies will be voted "FOR" the following nominees except where authorization so to vote is withheld. The Board recommends that stockholders vote "FOR" the election of all such nominees. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person.

         The ten nominees for director are named below. Each has consented to serve as a director if elected. The following table sets forth certain information with respect to each of the nominees.

                                                    OTHER PRINCIPAL OCCUPATIONS DURING THE PAST FIVE
       NAME AND POSITION HELD       AGE                       YEARS AND OTHER DIRECTORSHIPS
  -------------------------------   ---          ------------------------------------------------------


 William F. Andrews, Director,      62    Mr. Andrews has been Chairman, President and Chief Executive
 Chairman, President and Chief            Officer of Amdura since January 14, 1993, and has been an employee
 Executive Officer of Amdura,             of or advisor to Investor International (U.S.), Inc., a subsidiary
 Chairman of the Executive                of Investor AB (a Swedish investment company), since 1992. From
 Committee, Member of the                 1990 to 1992, he was the President and Chief Executive Officer of
 Corporate Responsibility                 UNR Industries, Inc. (a manufacturer of finished steel products).
 Committee and the Pension                From 1989 to 1990, he held the office of President of Massey
 Committee                                Investments (an investment firm). From 1986 to 1989, he was the
                                          Chairman, President and Chief Executive Officer of SSMC, Inc. (a
                                          producer of sewing machines and furniture), and from 1981 to 1986, he was Chairman, President and Chief Executive Officer of Scovill
                                          Inc. (a manufacturer of apparel fasteners). He is a director of
                                          Johnson  Controls, Inc. (a manufacturer of building controls),
                                          Harley-Davidson, Inc. (a motorcycle manufacturer), Navistar
                                          International Corp. (a truck and diesel engine manufacturer), The
                                          Southern New England Telephone Company (a local telephone
                                          company), Corrections Corp. of America (a builder and operator of detention facilities), Katy Industries, Inc. (a pump and machinery manufacturer), MB Communications, Inc. (a manufacturer of
                                          electrical connectors, parts and equipment) and Northwestern Steel and Wire Company (a steel and wire producer). Mr. Andrews has been a director of the Company since 1993.

 James A. Bach, Director,           43    From 1989 until 1994, Mr. Bach was the President, Chief Executive
 Chairman of the Compensation             Officer and a director of The Morningstar Group, Inc. (a producer
 Committee and Member of the              and distributor of dairy products). From 1987 to 1989, Mr. Bach
 Audit Committee and the Finance          was the President and Chief Executive Officer of Palm Dairies,
 Committee                                Ltd. (a dairy products company). From 1986 to 1987, Mr. Bach was employed by Borden Inc. (a food producer) as a director of special projects. Mr. Bach has been a director of the Company since 1992.


                                                    OTHER PRINCIPAL OCCUPATIONS DURING THE PAST FIVE
       NAME AND POSITION HELD       AGE                       YEARS AND OTHER DIRECTORSHIPS
  -------------------------------   ---          ------------------------------------------------------


 Marvin L. Dimond, Director,        59    Since 1990, Mr. Dimond has been the President, Chief Executive
 Chairman of the Audit                    Officer and a director of Switzerland of America, Inc. (a jeep
 Committee, Member of the                 rental company and tour operator). Mr. Dimond worked in various
 Compensation Committee, the              capacities for Texaco Inc. (a petroleum products company) and its
 Corporate Responsibility                 affiliates from 1953 to 1990, including the following positions:
 Committee and the Pension                from 1988 to 1990, Mr. Dimond was the President and Chief
 Committee                                Executive Officer of Texaco Lubricants Company, North America (a
                                          division of Texaco Refining and Marketing Inc.) with
                                          responsibility for research, product development, supply,
                                          manufacturing, marketing and distribution of a complete line of lubricants and coolants; from 1986 to 1988, Mr. Dimond was the
                                          General Manager - Wholesale Marketing for Texaco Refining and
                                          Marketing Inc. Mr. Dimond has been a director of the Company since 1992.


 John W. Gildea, Director,          50    Since 1990, Mr. Gildea has been General Partner and Managing
 Member of the Finance Committee          Director of Gildea Management Co. L.P., which has been an advisor
 and the Pension Committee                to The Network Company I Limited and The Network Company II
                                          Limited, two Jersey, Channel Islands companies that invest in
                                          United States companies.  From 1986 to 1990, he was Senior Vice
                                          President of Donaldson, Lufkin & Jennrette (an investment banking firm).  Mr. Gildea has also been President of Gildea Investment
                                          Co. (a private unregistered investment advisory firm) since 1983.
                                          He is a director of American Healthcare Management, Inc. (an owner and operator of hospitals) and of America Service Group, Inc. (a provider of health care to prison inmates).  Mr. Gildea has been a director of the Company since 1993.

 Robert LeBuhn, Director, Member   61     Since 1992, Mr. LeBuhn has been Chairman of Investor International
 of the Executive Committee,              (U.S.), Inc., a subsidiary of Investor AB (a Swedish investment
 Audit Committee and the Pension          company).  Prior thereto, Mr. LeBuhn was President of Investor
 Committee                                International (U.S.), Inc.  He is a director of USAir Group, Inc.
                                          (an airline holding company), Acceptance Insurance, Inc. (an insurance company), Lomas Financial Corp. (a financial services company) and Cambrex Corp. (a specialty chemical company).
                                          Mr. LeBuhn has been a director of the Company since 1993.


                                                    OTHER PRINCIPAL OCCUPATIONS DURING THE PAST FIVE
       NAME AND POSITION HELD       AGE                       YEARS AND OTHER DIRECTORSHIPS
  -------------------------------   ---          ------------------------------------------------------


 Paul C. Meyer, Director,           46    Mr. Meyer has been Senior Vice President-Administration of Viacom
 Chairman of the Finance                  New Media, Inc. (a developer and publisher of multimedia software
 Committee and Member of the              and a division of Viacom International) since January 1994.  He
 Audit Committee and the                  has also been President of Paul C. Meyer & Associates, Inc., a
 Compensation Committee                   financial consulting firm specializing in financial and
                                          operational restructuring of companies, since October 1991.  Mr.
                                          Meyer has been a financial consultant to Automotive Industries,
                                          Inc. (an automotive parts manufacturer) since September 1989.
                                          Since February 1990 he has been the President of Superior Toy &
                                          Manufacturing Company (a toy company), for which an involuntary petition for bankruptcy under Chapter 7 of the Code was filed
                                          (such petition was converted to bankruptcy under Chapter 11 of the
                                          Code on March 29, 1990).  From October 1988 to August 1989, he was
                                          Executive Vice President, Chief Financial Officer and Co-Chief
                                          Operating Officer of Elkay Industries, Inc. (a manufacturer of children's apparel). Mr. Meyer is also a director of Acorn
                                          Venture Capital Corporation (a venture capital firm).  Mr. Meyer has been a director of the Company since 1992.

 Larry L. Postelwait, Director,     42    Mr. Postelwait has served as a Vice President of Amdura since
 Vice President of Amdura,                March 1992. Mr. Postelwait became President of The Crosby Group,
 President of The Crosby Group,           Inc. ("Crosby") in May 1987.  Prior thereto, Mr. Postelwait served
 Inc., a subsidiary of the                as Vice President of Operations, in charge of all domestic
 Company; Chairman of the                 manufacturing and distribution of Crosby.  Mr. Postelwait has
 Corporate Responsibility                 spent his entire career with Crosby.  He has been a director of
 Committee                                the Company since 1991.

 John R. Redmond, Director, Vice    42    Mr. Redmond has served as a Vice President of Amdura since
 President of Amdura, President           November 1992. Mr. Redmond became President of The Harris Waste
 of The Harris Waste Management           Management Group, Inc. ("Harris") in July  1992.  Prior thereto,
 Group, Inc., a subsidiary of             Mr. Redmond was President of Alcoa Recycling Machinery Services, a
 the Company; Member of the               division of a subsidiary of Aluminum Company of America (an
 Corporate Responsibility                 aluminum producer).  As president of such division, Mr. Redmond
 Committee                                was responsible for directing and overseeing the development, production, marketing and servicing of recycling equipment for
                                          Alcoa.  Mr. Redmond was employed by Alcoa from September 1980 to
                                          July 1992 in various executive positions.  He has been a director of the Company since 1992.

 Tracey L. Rudd, Director,          38    Since 1991, Ms. Rudd has been Senior Vice President and Manager of
 Member of the Executive                  the Corporate Restructuring Department of Internationale
 Committee, the Finance                   Nederlanden (U.S.) Capital Corporation, an affiliate of
 Committee and the Compensation           Internationale Nederlanden Bank N.V. (an international banking
 Committee                                concern).  From 1988 to 1991, she served as Director of Asset
                                          Recovery Management for Merrill Lynch & Co. (a financial services company).  Ms. Rudd has been a director of the Company since 1993.


                                                    OTHER PRINCIPAL OCCUPATIONS DURING THE PAST FIVE
       NAME AND POSITION HELD       AGE                       YEARS AND OTHER DIRECTORSHIPS
  -------------------------------   ---          ------------------------------------------------------


 Frederick W. Whitridge, Jr.,       38    Mr. Whitridge has served as President of Archipelago Corp., the
 Director, Chairman of the                General Partner of Orcas Limited Partnership (an investment
 Pension Committee and Member of          partnership) since October 1993.  Prior thereto, he served as
 the Executive Committee and the          President of Investor International (U.S.), Inc., a subsidiary of
 Finance Committee                        Investor AB (a Swedish investment company) from June 1992 to
                                          October 1993. From July 1988 to June 1992, Mr. Whitridge served as Vice President and Chief Investment Officer of Investor
                                          International (U.S.), Inc.  From January 1986 to July 1988, Mr.
                                          Whitridge was an associate with Anestis & Co. (an investment firm).  Mr. Whitridge was a director of the Company from March
                                          1992 to October 1993, and has been a current director since
                                          February 1994.


EXECUTIVE OFFICERS OF THE COMPANY WHO ARE NOT ALSO DIRECTORS

         C. David Bushley, age 51, was elected Vice President and Chief Financial Officer of Amdura on April 14, 1993, and Senior Vice President--Finance and Administration and Chief Financial Officer on February 28, 1994. From 1990 to 1993, he served as Chief Lending Officer of Dime Savings Bank (a commercial bank), and from 1989 to 1990 he was employed as President of National City Mortgage Company (a mortgage company). From 1980 to 1989, Mr. Bushley was employed in various executive capacities by Merrill Lynch & Co. (a financial services company), including President of Merrill Lynch Mortgage Company, President of Merrill Lynch Private Capital, and Chief Credit Officer of Merrill Lynch & Co.

         Mark M. Metz, age 47, has served as a Vice President of Amdura since March 1992 and as Vice President - Finance of Crosby since March 1985.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

         During that portion of the year ended December 31, 1993 for which he or she served as a director, each incumbent director attended at least 75% of the aggregate of (a) the total number of meetings held by the Board of Directors and (b) the total number of meetings held by all committees of the Board on which he or she served. In 1993 the Board of Directors held six meetings and acted five times by means of unanimous consent in lieu of meetings.

         Executive Committee

         The Executive Committee's responsibilities include considering and reviewing matters affecting the Company and, in certain circumstances, exercising the authority of the Board of Directors in the management of the business and affairs of the Company. The members of the Executive Committee are Messrs. Andrews (Chairman), LeBuhn and Whitridge and Ms. Rudd. The Executive Committee held no meetings in 1993.

         Finance Committee

         The Finance Committee's responsibilities include reviewing the Company's overall capital structure and financing needs, and making recommendations with respect thereto to the Board of Directors. The members of the Finance Committee are Messrs. Meyer (Chairman), Bach, Gildea and Whitridge and Ms. Rudd. The Finance Committee held no meetings in 1993.

         Pension Committee

         The Pension Committee's responsibilities include oversight of the operations of the Company's retirement plans, and making recommendations to the Board of Directors with respect to such plans. The members of the Pension Committee are Messrs. Whitridge (Chairman), Andrews, Dimond, Gildea and LeBuhn. The Pension Committee held three meetings in 1993.

         Audit Committee

         The Audit Committee's responsibilities include making recommendations to the Board of Directors concerning the retention of independent auditors, requesting such audit investigations by independent auditors or by employees of the Company or its subsidiaries as may be warranted, and reviewing with the auditors the accounting and reporting principles, policies and practices to be followed by the Company, as well as the adequacy of the Company's internal financial and operating controls. The members of the Audit Committee are Messrs. Dimond (Chairman), Bach, LeBuhn and Meyer. The Audit Committee held three meetings in 1993.

         Corporate Responsibility Committee

         The Corporate Responsibility Committee's responsibilities include oversight of the Company's compliance with applicable laws, including, among others, environmental laws. The members of the Corporate Responsibility Committee are Messrs. Postelwait (Chairman), Andrews, Dimond and Redmond. The Corporate Responsibility Committee held five meetings in 1993.

         Compensation Committee

         The Compensation Committee's primary responsibilities are to review the performance of the officers, including officers who are also directors, and certain employees of the Company, to make recommendations to the Board of Directors concerning the annual salaries and bonuses, including stock ownership programs, of such officers and employees and to administer the 1992 Stock Option Plan. The members of the Compensation Committee are Messrs. Bach (Chairman), Dimond and Meyer and Ms. Rudd, none of whom is or has been an employee of the Company. The Compensation Committee held five meetings during 1993.


                 APPROVAL OF THE AMENDED 1992 STOCK OPTION PLAN

         The Company's stockholders approved the Amdura Corporation 1992 Stock Option Plan on July 8, 1993. On February 28, 1994, the Board of Directors of the Company adopted certain amendments (the "Amendments") to the 1992 Stock Option Plan, and directed that the 1992 Stock Option Plan, as so amended, be submitted for stockholder approval at the Annual Meeting.

         The purpose of the 1992 Stock Option Plan is to promote the interests of the Company and its stockholders by attracting, retaining and stimulating the performance of employees of the Company and its subsidiaries and directors of the Company by giving those employees and directors who receive option grants the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress.

SUMMARY OF THE 1992 STOCK OPTION PLAN

         The principal provisions of the 1992 Stock Option Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 1992 Stock Option Plan, as amended, which is set forth as Annex I hereto. Stockholders are encouraged to read the 1992 Stock Option Plan in its entirety.

         Number of Shares

         Under the 1992 Stock Option Plan, which will expire on December 21, 2002 unless terminated sooner by the Board of Directors, a maximum of 3,655,863 shares of Common Stock may be subject to grants of options to directors and employees of the Company and its affiliates. Options may be granted until the maximum number of shares has been exhausted or the 1992 Stock Option Plan has been terminated. Shares of Common Stock covered by an option that expires or terminates prior to exercise are again available for grant of options. At March 1, 1994, 1,029,268 shares of Common Stock remained available for the grant of options under the 1992 Stock Option Plan.

         Administration of the Plan

         The 1992 Stock Option Plan is currently administered by the Compensation Committee of the Board of Directors, which must consist of three or more directors none of whom are employees of the Company. Each member of the Compensation Committee is appointed by and serves at the pleasure of the Board. The Compensation Committee currently consists of the following four directors: James A. Bach (Chairman), Marvin L. Dimond, Paul C. Meyer and Tracey
L. Rudd. The Compensation Committee determines the grants of options, the terms and provisions of the respective agreements covering such grants or awards, and all other decisions concerning the 1992 Stock Option Plan; provided, however, that notwithstanding such authority delegated to the Compensation Committee the Board of Directors also has the authority to perform such functions. See "Description of the Amendments" for a discussion of a change in the manner in which the 1992 Stock Option Plan is administered.

         Grants of Options; Option Price, Option Period and Terms of Exercise of Options

         Options may be granted at any time and from time to time for so long as the 1992 Stock Option Plan is in effect. The option price of options may not be less than 100% of the fair market value of the Common Stock on the trading day immediately preceding the date of the grant. The last reported sale price of the Common Stock, as reported on the New York Stock Exchange Composite Transactions Tape on March 1, 1994, was $2.375 per share. Except as otherwise provided in the 1992 Stock Option Plan, options will be exercisable during such period, up to ten years after the date of grant, as the Committee administering the 1992 Stock Option Plan shall determine. Generally, all rights to exercise an option will terminate within 30 days (or such longer period as the Board may approve) after the date the optionee ceases to be an employee and/or director, as the case may be, of the Company or an affiliate of the Company for any reason other than death or becoming disabled. In the event of an optionee's death or his becoming disabled, the option will terminate 12 months (or such longer period as the Board may approve) thereafter, or, if earlier, at the expiration of the option period. If the employment of the optionee is terminated on account of fraud, dishonesty or other acts detrimental to the Company or an affiliate, the option shall thereafter be null and void for all purposes. The Committee administering the 1992 Stock Option Plan or the Board may, under the provisions of any option agreement evidencing an option granted under the 1992 Stock Option Plan, limit the number of shares purchasable thereunder in any period or periods of time during which the option is exercisable and may impose such other terms and conditions upon the exercise of an option as are not inconsistent with the terms of the 1992 Stock Option Plan. See "Description of the Amendments" for a discussion of a change in the terms of the 1992 Stock Option Plan that would accelerate the exercisability of options upon the occurrence of a "Change in Control." No monetary consideration will be received by the Company for the grant of any option under the 1992 Stock Option Plan.

         Plan Benefits

         The following table sets forth the numbers of shares of Common Stock that would be issuable upon the exercise of all of the options granted to date by the Company under the 1992 Stock Option Plan to: (i) the individuals identified as "named executive officers" in the Summary Compensation Table set forth herein; (ii) all current executive officers of the Company as a group;
(iii) all current directors of the Company who are not executive officers as a group; and (iv) all employees of the Company, including all current officers who are not executive officers, as a group.

                                         NEW PLAN BENEFITS
                                      1992 Stock Option Plan

                    Name and Position                       Dollar Value ($)       Number of Units
                    -----------------                       ----------------       ---------------

 William F. Andrews, Chairman, President and Chief                N/A                   281,221
 Executive Officer

 C. David Bushley, Senior Vice President--Finance &               N/A                   175,000
 Administration and Chief Financial Officer

 Larry L. Postelwait, Vice President                              N/A                   281,221

 Mark M. Metz, Vice President                                     N/A                    25,108

 John R. Redmond, Vice President                                  N/A                   281,221

 All Current Executive Officers, as a Group                       N/A                 1,043,771

 All Current Directors Who Are Not Executive Officers,            N/A                   210,918
 as a Group

 All Employees, Excluding Executive Officers, as a                N/A                   301,296
 Group

         Adjustments Upon Changes in Common Stock

         The 1992 Stock Option Plan contains antidilution provisions applicable upon the occurrence of certain events and in accordance with applicable law.
In the event that the Company effects a split of the Common Stock, declares a dividend payable in Common Stock or combines the outstanding shares of Common Stock into a smaller number of shares, the maximum number of shares as to which options may be granted under the 1992 Stock Option Plan shall be decreased or increased proportionately, and the purchase price and the number of shares covered by the unexercised portion of any outstanding options shall be decreased or increased proportionately so that the aggregate purchase price for all of the then optioned shares shall remain the same as immediately prior to such split, dividend or combination. In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation, spinoff or sale of assets) of the Company or an affiliate, the Board shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of options theretofore granted under the 1992 Stock Option Plan.

         Transferability of Options and Payment of Purchase Price

Options are not transferable except by will or the laws of descent and distribution, and during the lifetime of the optionee, an option may be exercised only by the optionee or his guardian or legal representative. Except as otherwise provided in the 1992 Stock Option Plan, upon the exercise of an option, the purchase price shall be paid in full in cash or by check. The proceeds of such sale shall constitute general funds of the Company. Upon exercise of an option, the optionee will be required to pay to the Company the amount of any federal, state or local taxes required by law to be withheld in connection with such exercise. No shares of Common Stock shall be issued upon exercise of an option until full payment therefor has been made, and an optionee shall have none of the rights of a stockholder until shares are issued to him. No fractional shares of Common Stock may be purchased upon exercise of any option.

         Resale of Shares Issuable Upon the Exercise of Options

         The Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-8, registering under the Securities Act of 1933, as amended (the "Securities Act"), the issuances from time to time of shares of Common Stock upon the exercise of options granted under the 1992 Stock Option Plan. Accordingly, shares of Common Stock issued to non-"affiliates" (as that term is defined in Rule 144 under the Securities Act) of the Company pursuant to the exercise of options will not be "restricted securities" (as that term is defined in Rule 144 under the Securities Act) and will be freely tradeable. Affiliates of the Company may sell such shares in market transactions in reliance upon and in compliance with the "safe harbor" provided by Rule 144 under the Securities Act. In general, under Rule 144, affiliates of the Company would be entitled to sell, within any three-month period, up to a number of shares that does not exceed the greater of (i) 1% of the number of then outstanding shares of Common Stock and (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which a notice of such sale on Form 144 is filed with the Securities and Exchange Commission. Sales under Rule 144 are subject to certain restrictions relating to manner of sale, notice and the availability of current public information about the Company.

         Amendment and Termination of the Plan

         The Board may at any time alter or amend the 1992 Stock Option Plan but the Board may not, without the approval of the stockholders of the Company, make any alteration or amendment thereof which operates to (i) increase the total number of shares of Common Stock which may be granted under the 1992 Stock Option Plan (other than as provided in the 1992 Stock Option Plan in the event of a reclassification of the Common Stock as provided above), (ii) extend the term of the 1992 Stock Option Plan or the maximum exercise periods thereunder, (iii) decrease the minimum purchase price for Common Stock under the 1992 Stock Option Plan (other than as provided in the 1992 Stock Option Plan in the event of a reclassification of the Common Stock as provided above),
(iv) materially increase the benefits accruing to participants under the 1992 Stock Option Plan or (v) materially modify the requirements as to eligibility for participation in the 1992 Stock Option Plan. No termination or amendment of the 1992 Stock Option Plan shall adversely affect the rights of an optionee under an option, except with the consent of such optionee.

         Applicable Law

         The granting of options and the issuance of Common Stock upon the exercise of an option shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.

DESCRIPTION OF THE AMENDMENTS

         The Amendments (i) provide that the 1992 Stock Option Plan is to be administered by the Stock Option Committee of the Board of Directors, if established by the Board, and otherwise by the Compensation Committee,
(ii) limit the number of options any one optionee may be awarded in any one calendar year, and (iii) provide that vesting of options be accelerated upon certain specified changes in control of the Company.

         The Stock Option Committee of the Board of Directors must consist of two or more directors none of whom are employees of the Company and none of whom have received option grants under the 1992 Stock Option Plan within the preceding twelve month period. Each member of the Stock Option Committee shall be appointed by and serve at the pleasure of the Board. In the event that the Board of Directors does not appoint members to the Stock Option Committee, the 1992 Stock Option Plan shall be administered by the Compensation Committee of the Board.

         Under the 1992 Stock Option Plan, as amended, no optionee may be awarded options in any calendar year in respect of more than 50% of the total number of shares of Common Stock (or 1,827,931 shares) authorized for issuance under the 1992 Stock Option Plan. This change is designed to ensure that the options awarded under the 1992 Stock Option Plan qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

         As amended, the 1992 Stock Option Plan provides that upon a "Change in Control" of the Company, any unexpired options which are not exercisable shall automatically vest and become exercisable. A "Change in Control" is (i) the direct or indirect acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company's voting securities in excess of 50% of the Company voting securities unless such acquisition either (A) has been approved by the Board or (B) is made by an individual, entity or group that on March 1, 1994 beneficially owned 5% or more of the Company's voting securities; or (ii) the consummation by the Company of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the outstanding Common Stock and Company voting securities immediately prior to such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the outstanding Common Stock and Company voting securities immediately prior to such reorganization, merger or consolidation, as the case may be.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         No income will be recognized by an optionee for federal income tax purposes upon the grant of an option. Except as described below in the case of an "insider" subject to Section 16(b) of the Exchange Act who exercises his or her option less than six months from the date of grant of such option, upon exercise of an option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares. In the absence of an election pursuant to Section 83(b) of the Code, an "insider" subject to Section 16(b) of the Exchange Act who exercises an option less than six months from the date the option was granted will recognize income on the date six months after the date of grant in an amount equal to the excess of the fair market value of the shares on such date over the option price of such shares. An optionee subject to Section 16(b) of the Exchange Act can avoid such deferral of taxation by making an election, pursuant to Section 83(b) of the Code, no later than 30 days after the date of exercise. Executive officers, directors and holders of more than 10% of the Common Stock generally will be considered to be "insiders" for purposes of Section 16(b) of the Exchange Act.

         Income recognized upon the exercise of options by employees of the Company will be considered compensation subject to federal income tax withholding at the time such income is recognized. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee.

         The basis of shares transferred to an optionee pursuant to the exercise of an option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of such option. If an optionee thereafter sells shares acquired upon exercise of an option, any amount realized over the basis of such shares will constitute capital gain to such optionee for federal income tax purposes. Such capital gain will be long-term or short-term, depending upon how long the optionee holds the shares prior to sale.

VOTE REQUIRED

         Approval of the 1992 Stock Option Plan, as amended, requires the affirmative vote of the holders of at least a majority of the votes cast by holders of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote.


BOARD RECOMMENDATION

         The Board of Directors recommends that the Company's stockholders vote "FOR" approval of the 1992 Stock Option Plan, as amended.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         Set forth below is information concerning the compensation of the Company's chief executive officer and of the four other executive officers of the Company at December 31, 1993 whose 1993 salary and bonus exceeded $100,000 (together with the chief executive officer, the "named executive officers"), for their services as such during the Company's last three completed fiscal years.

                                             SUMMARY COMPENSATION TABLE

                                                              Long Term Compensation
                                                         ------------------------------------
                         Annual Compensation                     Awards             Payouts
                   ----------------------------------------------------------------------------------------
                                              Other
                                              Annual     Restricted                               All Other
 Name and                                    Compen-       Stock                      LTIP         Compen-
 Principal               Salary    Bonus      sation      Award(s)     Options/      Payouts       sation
 Position        Year      ($)      ($)        ($)          ($)        SARs (#)        ($)           ($)
 --------        ----   --------  -------   ---------    ---------     --------      -------      ---------
 William F.     1993    $174,558  $84,573       NA          NA       281,221 (2)       NA          12,983 (3)
 Andrews,
 CEO(1)

 C. David       1993     101,410   39,307       NA          NA       175,000 (2)       NA            5,743 (3)
 Bushley,
 Senior Vice
 President
 and CFO(4)

 Larry L.       1993    166,400   82,800        NA          NA       281,221           NA           4,164 (3)
 Postelwait,    1992    149,008   75,640        NA          NA       281,221 (2)       NA          58,441 (3)(6)
 Vice           1991    127,006   38,980        NA          NA         NA              NA          57,043 (3)(6)
 President(5)

 Mark M.        1993    130,000   46,200        NA          NA        25,108           NA            5,850 (3)
 Metz, Vice     1992    116,034   42,070        NA          NA          NA             NA           47,480 (3)(6)
 President(7)

 John R.        1993    145,600   48,910        NA          NA       281,221           NA            4,129 (3)
 Redmond,       1992     70,000   20,000        NA          NA       281,221 (2)       NA            1,750 (3)
 Vice
 President(8)

__________________________

(1) Mr. Andrews was elected Chairman, President and Chief Financial Officer of the Company on January 14, 1993.

(2) This option was terminated on November 30, 1993, and a corresponding new option was granted simultaneously with such termination.

(3) Includes $12,983 for 1993 in Company contributions to accounts for the benefit of Mr. Andrews, $5,743 for 1993 in Company contributions to accounts for the benefit of Mr. Bushley, $4,164, $3,566 and $2,168 for 1993, 1992 and 1991, respectively, in Company contributions to accounts for the benefit of Mr. Postelwait, $5,850 and $4,628 for 1993 and 1992, respectively, in Company contributions to accounts for the benefit of Mr. Metz, and $4,129 and $1,750 for 1993 and 1992, respectively, in Company contributions to accounts for the benefit of Mr. Redmond, under the Company's Investment-Plus and Pension
         Plus Plans.

(4) Mr. Bushley was elected Vice President and Chief Financial Officer of Amdura on April 14, 1993, and Senior Vice President-Finance & Administration and Chief Financial Officer on February 28, 1994.

(5) Mr. Postelwait was elected a Vice President of Amdura on March 24, 1992, and has been President of Crosby since 1987.

(6) Includes payments to Mr. Postelwait of $54,875 and $54,875 in 1992 and 1991, respectively, and payments to Mr. Metz of $42,852 in 1992, pursuant to retention plans adopted by Crosby and Harris to provide key employees an incentive to remain with their respective employers until, among other things, the sale or liquidation of their employers or Amdura's successful reorganization. Following October 23, 1992, payments to each participant in these plans were to be made 50% upon completion of Amdura's reorganization and 50% over a six-month period thereafter.

(7) Mr. Metz was elected a Vice President of Amdura on March 24, 1992; prior to that time, he did not serve the Company in any executive officer capacity.

(8) Mr. Redmond was elected a Vice President of Amdura on November 1, 1992, and has been President of Harris since July 1992; prior to that time, he did not serve the Company in any executive officer capacity.


STOCK OPTIONS

         The following table sets forth option grants made under the 1992 Stock Option Plan during 1993 to the named executive officers listed below:



                                                        OPTION GRANTS IN 1993

                                                                                                        Potential
                                                                                                   Realizable Value at
                                                                                                 Assumed Annual Rates of
                                                                                                Stock Price Appreciation
                                       Individual Grants                                              for Option Term
  -------------------------------------------------------------------------------    -----------------------------------------------
                                % of Total                 Market
                                  Options     Exercise    Price per
                   Options      Granted to     or Base    Share on
                   Granted       Employees      Price      Date of     Expiration
 Name                (#)          in 1993      ($/Sh)     Grant ($)       Date          0% ($)          5% ($)           10% ($)
 ----            -----------    ----------    --------    ---------    ----------     ---------       ----------        ---------
 William F.
 Andrews           281,221(1)      19.8%        $1.97     $2.00(2)       7/9/03         $8,437         $362,153         $904,824

 C. David
 Bushley           175,000         12.3%         3.00      3.00          7/9/03              0          330,170          836,715

 Larry L.
 Postelwait        281,221(1)      19.8%         1.97      2.00(2)       7/9/03          8,437          362,153          904,824

 Mark M.
 Metz               25,108(1)       1.8%         1.97      2.00(2)       7/9/03            753           32,334           80,785

 John R.
 Redmond           281,221(1)      19.8%         1.97      2.00(2)       7/9/03          8,437          362,153          904,824

__________________________


(1) This option was granted simultaneously with the termination of a previously granted option to purchase the same number of shares at the same exercise price.

(2) The exercise price of this option was determined with reference to, and so as not to be less than, the closing sale price of the Common Stock on the trading day immediately preceding the date of grant ($1.875 per share), and in accordance with a pricing formula applicable to the option terminated simultaneously therewith.

         There were no exercises of stock options by any of the named executive officers during the fiscal year ended December 31, 1993; however, the named executive officers listed in the table below each held as of the end of such fiscal year the number of unexercisable options listed opposite their name.

                  AGGREGATED OPTION EXERCISES IN 1993 AND DECEMBER 31, 1993 OPTION VALUES
                                                                                               Value of
                                                                       Number of              Unexercised
                                                                      Unexercised            In-the-Money
                                                                       Options at             Options at
                                                                   December 31, 1993       December 31, 1993
                                                                          (#)                    ($)
                                                                   -----------------      ------------------
                        Shares Acquired
 Name                    on Exercise (#)    Value Realized ($)       Unexercisable           Unexercisable
 --------------------   ----------------   -------------------      ---------------         ---------------
 William F. Andrews            0                   $0                      224,977             $91,116(1)

 C. David Bushley              0                    0                      140,000                   0(2)

 Larry L. Postelwait           0                    0                      224,977              91,116(1)

 Mark M. Metz                  0                    0                       20,086               8,135(1)

 John R. Redmond               0                    0                      224,977              91,116(1)

__________________________

(1) Represents the difference between the market value at December 31, 1993 of the Common Stock underlying the options ($2.375 per share) and an exercise price of $1.97 per share.

(2) The market value at December 31, 1993 of the Common Stock underlying the options ($2.375 per share) was less than the exercise price of $3.00 per share.


SEVERANCE PAYMENTS

         The Company has instituted a severance payment policy for certain members of its senior management (including all of the named executive officers), for the purpose of providing such individuals with an additional incentive to remain in the employ of the Company and its subsidiaries. Under the policy, eligible personnel wouldreceive a lump-sum payment of one year's base salary (subject to reduction by the amount of any other severance pay received from the Company) within 30 days after termination of employment without cause, provided that such termination occurs within one year after a "Change in Control" of the Company. For purposes of the policy, a "Change in Control" is defined as (i) the direct or indirect acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company voting securities in excess of 50% of the Company's voting securities unless such acquisition either (A) has been approved by the Board or (B) is made by an individual, entity or group that on March 1, 1994 beneficially owned 5% or more of the Company's voting securities; or (ii) the consummation by the Company of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the outstanding Common Stock and Company voting securities immediately prior to such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the outstanding Common Stock and Company voting securities immediately prior to such reorganization, merger or consolidation, as the case may be.


COMPENSATION OF DIRECTORS

         Under the Company's current policies, directors (other than employees of the Company) are compensated $3,000 each quarter, $750 for each Board meeting attended and $750 for each committee meeting attended other than committee meetings held in conjunction with Board meetings, in which case the compensation is $500. Committee chairpersons receive an additional $500 for each meeting of a committee at which they preside. Directors who are present employees of the Company receive no additional compensation for their service on the Board or its committees.

         Directors, whether or not employees of the Company, are eligible to receive discretionary option grants pursuant to the 1992 Stock Option Plan.


INDEMNITY AGREEMENTS

         In general, pursuant to the Company's Bylaws, directors and officers of the Company and of its subsidiaries are entitled to indemnification to the fullest extent provided by applicable law. In this regard, the Company has entered into Indemnity Agreements with Messrs. Andrews, Bach, Bushley, Dimond, Gildea, LeBuhn, Metz, Meyer, Postelwait and Whitridge and Ms. Rudd, contractually obligating the Company to indemnify such parties with respect to certain matters to the fullest extent provided by applicable law. In addition, the Company's Restated Certificate of Incorporation contains a provision, as permitted by the Delaware General Corporation Law, that limits the personal liability of the Company's directors to the Company and its stockholders for monetary damages for breaches of their fiduciary duty of care. The provision does not change the liability of a Company director for a breach of his duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, the declaration of dividends in violation of Delaware law or in respect of any transaction from which a director received an improper personal benefit. The Company understands that certain members of the Company's principal lending group lenders (the "Bank Group") entered into agreements with Mr. Bach pursuant to which he is provided with certain standby indemnification rights in addition to the rights he has as a director of the Company. The Company also understands that certain members of the Bank Group entered into an agreement for the benefit of Messrs. Bach, Dimond, Meyer and Whitridge, pursuant to which Bank Group members agreed to release such individuals from liability for, and not to sue such individuals on account of, any action taken or omitted to be taken by them in their capacities as directors of the Company, except to the extent any such action or omission is not in good faith or involves intentional misconduct or a knowing violation of law.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         For the year ended December 31, 1993, the Compensation Committee of the Board of Directors of the Company was responsible for the specific forms and levels of compensation for the executive and other officers of the Company and its subsidiaries.

         Executive Compensation Policies Generally

         In carrying out its responsibilities with respect to the compensation policies of the Company that were in place during 1993, the Compensation Committee intended to provide compensation to the executive and other officers of the Company and its subsidiaries at reasonably competitive levels in order to retain qualified executive officers with a knowledge of the businesses of the Company and its subsidiaries, as well as to provide an incentive for such executive and other officers based upon the Company's long-term performance and to enhance stockholder value.

         It was the policy of the Compensation Committee in 1993 to attempt generally to set executive compensation at levels that the Committee believed to be below the median of the range of executive compensation at industrial manufacturing companies which the Committee considered to be comparable to the Company and its subsidiaries in size and circumstances, some of which are a subset of the peer group of companies included in the "Performance Graph."

         The Compensation Committee views stock options and stock ownership by executive officers as essential components of performance-based compensation, since the value of stock options relates directly to the price of the Common Stock, and thus ultimately to the Company's performance, thereby providing executive officers with an additional incentive to focus their and the Company's performance upon elements of financial strength that contribute to the enhancement of stockholder value.

         The Company does not anticipate that it will be affected in the near future by Section 162(m) of the Internal Revenue Code, which imposes an annual limit of $1,000,000 per person on the federal income tax deduction for executive compensation. If the Company should determine that this limitation might impact the Company, the Company would likely take the steps necessary to bring its compensation programs into compliance with Section 162(m) so that the problem of non-deductibility would be avoided.

         Elements of Executive Compensation

         Compensation of the executive and other officers of the Company and its subsidiaries in 1993 consisted of the following three elements: base salary; cash bonus; and stock option awards under the 1992 Stock Option Plan.

         Base Salary. In considering the appropriateness of, and increases in, base salaries for executive and other officers of the Company and its subsidiaries for 1993, the Compensation Committee utilized salary data obtained from a variety of sources, including outside consultants and publicly available information. It was the primary intention of the Committee that the executive officers of the Company and its subsidiaries be paid base salaries that are below the median of base salaries for corresponding executive officers at industrial manufacturing companies that the Committee considered to be comparable to the Company and its subsidiaries in size and circumstances. To a lesser extent, the Compensation Committee also considered a variety of other factors in determining base salaries for individual executive officers, including, among others, in declining order of importance: (i) the duties and responsibilities inherent in each individual's position with the Company and its subsidiaries; (ii) the historical achievements and performance of each individual in meeting personal and career development goals, as well as corporate performance goals that are related to the individual's area of responsibility; (iii) the overall performance of the Company; and (iv) the performance of the Company relative to comparable companies. In light of these factors, as well as of each individual's seniority, executive and other officers of the Company and its subsidiaries are assigned to base salary grades, and are paid base salaries that for 1993 were generally below the midpoints of those grades.

         Cash Bonus. Cash bonuses are intended by the Committee to provide executive and other officers of the Company's subsidiaries with compensation tied to the achievement of certain corporate and individual performance goals. For 1993, cash bonuses were awarded to the Company's Chief Executive Officer and Chief Financial Officer based on the Company's achievement of certain levels of net income for 1993, and were awarded to executive and other officers of Crosby and Harris pursuant to separate bonus plans adopted in 1992 by the Company's Board of Directors for each of Crosby and Harris.

         Performance goals for a particular year may vary between Crosby and Harris based on the achievement of certain predetermined corporate goals for that year. In establishing the overall levels of cash bonus to be paid, both Crosby and Harris assign roughly one-third weight to the attainment of certain threshold, target and maximum levels of operating income; one-fourth weight to similar levels of cash flow; and one-fifth weight to levels of reduction in average days of inventory on hand. In addition, Crosby assigns one-fourth weight each to goals related to gross margin on new products and to sales presentations made to distributors and end-users of Crosby's products, while Harris assigns one-tenth weight to goals concerning gross margin and the level of direct labor as a proportion of its total workforce. Once the overall bonus level at each subsidiary has been established in accordance with the foregoing weighing, the actual amount of each individual bonus is determined based upon the individual's base salary grade.

         Stock Options. The grant of stock options is intended to provide long-term, performance-based incentive compensation to option recipients. Options are also intended to provide option recipients with an incentive to increase and promote stockholder value by directly allying the interests of management with the market value of the Company's stock.

         Each option is granted with an exercise price of 100% of the fair market value on the date of grant of the shares of stock issuable upon exercise of the option, and has a ten-year term. Options typically vest over a four-year period.

         The Compensation Committee specifically reviews and acts upon recommendations made by the Chief Executive Officer regarding the stock option awards to be made to the Company's executive officers. In 1993 the Committee made stock option grants to certain executive officers. See "Executive Compensation - Stock Options." Stock option grants in 1993 were generally made by the Committee in the context of the Company's 1992 and 1993 performance, the responsibility level and performance of the executive, levels of prior grants of stock options, if any, to the particular executive, and historical and current grants to all other past and current option holders, taking into account the Company's preference for long-term stock performance based compensation. There is no formula on which the grants to executive officers are based, nor is any one factor given any specific weight. The Compensation Committee places particular emphasis on seeking to assure that each executive officer's total option holdings provide an appropriate balance between long-term incentives and the other components of each executive's compensation.

         Compensation of Chief Executive Officer

         The Compensation for William F. Andrews, Chairman, President and Chief Executive Officer of the Company, is determined through a process similar to the policies and procedures discussed above for executive officers in general. The Compensation Committee's approach in setting Mr. Andrews' target annual compensation is to seek to be competitive with other companies in the capital goods industry, but also to base a significant portion of his target compensation upon the attainment of objective performance goals. This arrangement provides incentives for Mr. Andrews to lead the Company towards clearly defined performance goals, while still providing compensation stability in the form of the base salary element of the compensation package.

         At the commencement of his employment in January 1993, the Compensation Committee established a base salary for Mr. Andrews for 1993. In February 1994, the Compensation Committee approved a 1993 cash bonus award of approximately 32.6% of Mr. Andrews' total cash compensation (approximately 48.4% of base salary) based on the Company's net income. Mr. Andrews' long term incentive compensation for 1993 was awarded in accordance with the policies described above for all executive officers. In July 1993, Mr. Andrews was granted an option to purchase 281,221 shares of Common Stock with an option price of $1.97 per share, this price being not less than the fair market value of the Common Stock on the day immediately preceding the date of the grant. See "Executive Compensation - Stock Options." These options vest over a four-year period.

         The foregoing report has been furnished by the members of the Compensation Committee.


          JAMES A. BACH       MARVIN L. DIMOND            PAUL C. MEYER
                               TRACEY L. RUDD


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1993, Messrs. Bach (Chairman), Dimond, Gildea, Meyer and Whitridge and Ms. Rudd served as members of the Compensation Committee of the Board of Directors; Messrs. Gildea and Whitridge are no longer members of the Committee.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Gildea is the General Partner and Managing Director of Gildea Management Co., L.P., which has been an advisor to The Network Company II Limited; Mr. LeBuhn is Chairman of Investor International (U.S.), Inc.; and Ms. Rudd is an executive officer of Internationale Nederlanden (U.S.) Capital Corporation, an affiliate of Internationale Nederlanden Bank N.V. See "Securities Ownership of Certain Beneficial Owners and Management." The Network Company II Limited, Investor International (U.S.), Inc. and Internationale Nederlanden Bank N.V. are three of the lenders under the Company's Senior and Subordinated Term Loan Agreement (the "Loan Agreements"). At December 31, 1993, the aggregate principal indebtedness of the Company under the Loan Agreements was $25,090,000. During the year ended December 31, 1993, the Company paid aggregate interest on such indebtedness of $1,626,271, including interest payments to the Network Company II Limited, Investor International (U.S.), Inc. and Internationale Nederlanden Bank N.V. of $45,915, $347,387 and $389,556 respectively.

PERFORMANCE GRAPH

         The following chart represents a comparison of the closing prices of the Common Stock on December 31, 1991, 1992 and 1993, with the values of the Standard & Poor's 500 Composite Index and the Standard & Poor's Manufacturing (Diversified Industrials) Index at December 31, 1988, 1989, 1990, 1991, 1992 and 1993. Information regarding the performance of the Common Stock is presented only for December 31, 1991, 1992 and 1993 as these are the only three year-end dates within the preceding five years on which shares of the Company's post-bankruptcy Common Stock have been traded. For purposes of the graph, December 31, 1991 = 100.





                                    {GRAPH}





                                                       1988       1989      1990     1991     1992     1993
                                                       ----       ----      ----     ----     ----     ----
 AMDURA Corporation                                     --         --        --       100      45        43
 Standard & Poor's 500 Composite Index                  67         85        79       100     104       112
 Standard & Poor's Manufacturing Index                  78         86        83       100     106       127

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 1, 1994 by certain persons who, to the knowledge of the Company, are or may be deemed to be beneficial owners of more than five percent of the Common Stock, the only class of voting securities of the Company then outstanding.

             NAME AND ADDRESS                              NUMBER OF SHARES                       PERCENT
            OF BENEFICIAL OWNER                         BENEFICIALLY OWNED(1)                   OF CLASS(2)
            -------------------                         ---------------------                   -----------
        Generale Bank                                        2,223,110(3)                            9.1
        Montagne du Parc 3
        1000 Brussels, Belgium

        Internationale Nederlanden                           4,641,535(4)                           18.9
          (U.S.) Finance Corporation
        135 East 57th Street
        New York, New York 10021

        Investor International (U.S.), Inc.                  4,909,451(5)                           20.0
        15 West 54th Street
        New York, New York 10019

        Pilgrim Prime Rate Trust                             1,657,910(3)                            6.8
        10100 Santa Monica Blvd.
        Los Angeles, California 90067

        The Network Company II Limited                       1,710,083(6)                            7.0
          and John W. Gildea
        90 Ferris Hill Road
        New Canaan, Connecticut 06840

        Orcas Limited Partnership and                        5,149,582(7)                           21.0
          Archipelago Corporation and
          Frederick W. Whitridge, Jr.
        270 Greenwich Avenue
        Greenwich, Connecticut 06830

____________________

(1) All shares listed are directly held with sole voting and investment power unless otherwise noted herein.

(2) Based on the 24,498,815 shares of Common Stock outstanding as of March 1, 1994.

(3) Beneficial ownership of such shares was reported in an amendment, filed on or about January 6, 1993, to the Schedule 13D filed on November 4, 1991 (the "Reporting Members' Schedule 13D") filed on behalf of certain members of the Bank Group (the "Reporting Members of the Bank Group"). In the Reporting Members' Schedule 13D, the Reporting Members of the Bank Group did not concede that they are a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, to the extent that they are deemed to be a "group" within the meaning of
         Section 13(d)(3) of the Exchange Act, each Reporting Member of the Bank Group (Bank of Scotland;

         Generale Bank; Pilgrim Prime Rate Trust; and Risk Arbitrage Partners) may be deemed to have beneficial ownership of the total of all of the shares owned by each Reporting Member of the Bank Group (5,522,718 shares representing approximately 22.6% of the shares of Common Stock outstanding as of March 1, 1994).

(4) Beneficial ownership of such shares was reported in an amendment, filed on or about January 27, 1994, to the Schedule 13D filed by Internationale Nederlanden Bank N.V. with the Commission on or about June 10, 1992.

(5) Beneficial ownership of such shares was reported in an amendment, filed on or about July 7, 1993, to the Schedule 13D filed by Investor International (U.S.), Inc. (formerly known as Patricia Investments, Inc.) on November 4, 1991.

(6) Beneficial ownership of such shares was reported in a Schedule 13D filed by The Network Company II Limited and John W. Gildea with the Commission on or about March 18, 1993.

(7) Beneficial ownership of such shares was reported in an amendment, filed on or about January 3, 1994, to the Schedule 13D filed by Orcas Limited Partnership, Archipelago Corporation and Frederick W. Whitridge, Jr. on November 1, 1993.

SECURITIES OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 1, 1994 by the Company's directors and nominees for director, the named executive officers and of all the Company's current executive officers, directors and nominees for director as a group.

                                                               AMOUNT AND NATURE OF               PERCENT OF
               NAME OF BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP(1)               CLASS(2)
               ------------------------                      -----------------------              ----------
            William F. Andrews                                    56,244   (3)                          *

            James A. Bach                                         14,061   (3)                          *

            C. David Bushley                                      35,100   (3)(4)                       *

            Marvin L. Dimond                                      14,061   (3)                          *

            John W. Gildea                                     1,710,083   (5)                          7.0

            Robert LeBuhn                                      4,909,451   (6)                         20.0

            Paul C. Meyer                                         14,061   (3)                          *

            Mark M. Metz                                           5,063   (3)(7)                       *

            Larry L. Postelwait                                   56,293   (3)(8)                       *

            John R. Redmond                                       56,244   (3)                          *

            Tracey L. Rudd                                     4,641,535   (9)                         18.9

            Frederick W. Whitridge, Jr.                        5,149,582   (10)                        21.0

            All directors, nominees and                       16,661,778   (3,4,5,6,7,8,9,10)          67.3
            executive officers as a  group (12 persons)

___________________

* Share ownership represents less than one percent of the outstanding shares of Common Stock.

(1) All shares listed are directly held with sole voting and investment power unless otherwise noted.

(2) Based on the 24,498,815 shares of Common Stock outstanding as of March 1, 1994.

(3) Represents shares issuable upon the exercise of options granted under the 1992 Stock Option Plan which are exercisable within 60 days of March 1, 1994.

(4) Includes 100 shares owned by Mr. Bushley's son; Mr. Bushley disclaims beneficial ownership of all of these shares.

(5) As a result of his position as General Partner and Managing Director of Gildea Management Co. L.P., which exercises sole voting and investment power over (but disclaims beneficial ownership of) the 1,710,083 shares of Common Stock owned by The Network Company II Limited, Mr. Gildea may be deemed to be the direct beneficial owner of such shares. Mr. Gildea disclaims beneficial ownership of all of these shares.

(6) As a result of his position as Chairman of Investor International (U.S.), Inc., Mr. LeBuhn may be deemed to be the indirect beneficial owner of the 4,909,451 shares of Common Stock owned by Investor International (U.S.), Inc. Mr. LeBuhn disclaims beneficial ownership of all of these shares.

(7) Includes 41 shares beneficially owned by Mr. Metz through the Company's 401(k) plan.

(8) Includes 49 shares beneficially owned by Mr. Postelwait through the Company's 401(k) Plan.

(9) As a result of her position as Senior Vice President of Internationale Nederlanden (U.S.) Capital Corporation, an affiliate of Internationale Nederlanden Bank N.V., Ms. Rudd may be deemed to be the indirect beneficial owner of the 4,641,535 shares of Common Stock owned by Internationale Nederlanden Bank N.V. Ms. Rudd disclaims beneficial ownership of all of these shares.

(10) As a result of his position as President Archipelago Corporation, the General Partner of Orcas Limited Partnership, Mr. Whitridge may be deemed to be the indirect beneficial owner of the 5,149,582 shares of Common Stock owned by Orcas Limited Partnership. Mr. Whitridge disclaims beneficial ownership of these shares.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         Representatives of Deloitte & Touche, the Company's independent public accountants, are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.


                             STOCKHOLDER PROPOSALS

         Stockholder proposals to be presented at the 1995 Annual Meeting of Stockholders must be received by the Company at its offices in Tulsa, Oklahoma, addressed to Sanford B. Ferguson, Secretary of the Company, not later than December 12, 1994.


                                 OTHER MATTERS

         Under federal securities laws, the Company's directors, certain officers, and persons holding more than 10% of the Common Stock of the Company are required to report, within specified monthly and annual due dates, their initial ownership and all subsequent acquisitions, dispositions or other transfers of interest in Common Stock, if and to the extent reportable events occur which require reporting of such due dates. The Company is required to describe in this Proxy Statement whether it has knowledge that any person required to file such report may have failed to do so in a timely manner. In this regard, Orcas Limited Partnership, Archipelago Corporation and Frederick
W. Whitridge, Jr. did not file on a timely basis one report of initial beneficial ownership on Form 3 required by Section 16(a) of the Exchange Act, and Continental Bank, N.A. did not file on a timely basis one report of one transaction on Form 4 required by Section 16(a) of the Exchange Act; all other such filing requirements of the Company's directors, officers and each beneficial owner of more than 10% of the Common Stock were satisfied in full during 1993. The foregoing is based upon reports furnished to the Company and written representations and information provided to the Company by the persons required to make such filings.

                UNDERTAKING TO SUPPLY ANNUAL REPORT ON FORM 10-K

         STOCKHOLDERS OF RECORD ON THE RECORD DATE MAY OBTAIN FROM THE COMPANY WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993. REQUESTS SHOULD BE ADDRESSED TO DOUG PIMPLE, ACCOUNTING MANAGER, AMDURA CORPORATION, 2801 DAWSON ROAD, TULSA, OKLAHOMA 74110.


                                        By order of the Board of Directors,
                                        SANFORD B. FERGUSON
                                        Secretary

Tulsa, Oklahoma
April 11, 1994



ANNEX I  --  1992 Stock Option Plan, as amended

                               AMDURA CORPORATION

                             1992 STOCK OPTION PLAN

                       AS AMENDED AS OF FEBRUARY 28, 1994

                                   ARTICLE I

                                    GENERAL


         Section 1. Purpose. It is the purpose of the Plan to promote the interests of the Company and its stockholders by attracting, retaining and stimulating the performance of selected Employees and Directors by giving such Employees and Directors the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress.

         Section 2. Definitions. As used herein the following terms have the following meanings:

                 (a) "Affiliate" means any parent or subsidiary corporation of the Company within the meaning of Section 424(e) and
         (f) of the Code.

                 (b)      "Board" means the Board of Directors of the Company.

                 (c) "Change in Control" means any of the events set forth below:

                                  (i)      The direct or indirect acquisition
                          in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
                          Act) of a number of Company Voting Securities in excess of 50% of the Company Voting Securities unless such acquisition either (A) has been approved by the Board or (B) is made by an individual, entity or group that on March 1, 1994 beneficially owned 5% or more of the Company Voting Securities; or

                                  (ii) The consummation by the Company of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be.

                 (d) "Charter Amendment" means the amendment of the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock, as approved by the Board on December 21, 1992.

                 (e) "Code" means the Internal Revenue Code of 1986, as amended.

                 (f) "Commencement Date" means the day immediately following the later of (i) the date of the approval of the Plan and the Charter Amendment by the stockholders of the Company in accordance with the provisions of Section 8 of Article V hereof or (ii) the last day of the Pricing Period.

                 (g) "Committee" means the Stock Option Committee of the Board, which shall consist of two or more Outside Directors who are disinterested directors for purposes of Rule 16b-3 under the Exchange Act; provided, however, that in the event the Board has not appointed members to the Stock Option Committee, all references to the Committee shall be deemed to refer to the Compensation Committee of the Board.

                 (h) "Common Stock" means the $.01 par value Common Stock of the Company.

                 (i) "Company" means AMDURA Corporation, a Delaware corporation.

                 (j) "Company Voting Securities" means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of the Board.

                 (k)      "Director" means a member of the Board.

                 (l) "Employee" means any employee of the Company or an Affiliate.

                 (m) "Employee-Director" means an Employee who is a Director.

                 (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 (o)      "Expiration Date" means December 21, 2002.

                 (p) "Market Price" means (A) the closing sales price of a share of Common Stock on the date in question (or, if there is no reported sale on such date, the average of the closing bid and asked prices thereof on such date), as reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or, if the Common Stock is not then listed or admitted to trading on any national securities exchange but sales of the Common Stock are regularly reported on the NASDAQ National Market, as reported on the NASDAQ National Market, or (B) if the Common Stock is not then listed or admitted to trading on any national securities exchange and sales of the Common Stock are not regularly reported on the NASDAQ National Market, the average of the high bid and low asked prices of a share of Common Stock in the over-the-counter market on the date in question, as reported by the NASDAQ System or a similar organization, or, if no such prices are reported, the fair market value of a share of Common Stock as determined by the Board in good faith.

                 (q) "Option" means any option to purchase shares of Common Stock granted pursuant to the provisions of Article III or IV of the Plan.

                 (r) "Optionee" means an Employee or Director who has been granted an Option.

                 (s) "Outside Director" means a Director who is not an Employee.

                 (t) "Outstanding Common Stock" means, at any time, the issued and outstanding Common Stock.

                 (u)      "Plan" means this AMDURA Corporation 1992 Stock
         Option Plan.

                 (v) "Pricing Period" means the 180-day period commencing on the first business day immediately following the consummation of the Restructuring.

                 (w) "Pricing Period Market Price" means the average of the Market Prices for the Common Stock for each trading day during the Pricing Period; provided, however, that in no event shall the Pricing Period Market Price be less than $1.36 or greater than $2.32 per share.

                 (x) "Restructuring" means the debt restructuring of the Company as approved by the Board on December 21, 1992.

         Section 3. Number of Shares. Options may be granted by the Company at any time and from time to time under the Plan to purchase an aggregate of 3,655,863 shares of the authorized Common Stock. If any Option expires or terminates for any reason without having been exercised in full, the unpurchased shares of Common Stock subject to such expired or terminated Option shall be available for purposes of the Plan. No Optionee may be awarded Options under this Plan in any calendar year in respect of more than 50% of the total shares of Common Stock authorized for issuance under this section.



                                   ARTICLE II

                                 ADMINISTRATION

         The Plan shall be administered by the Committee. Each member of the Committee shall be appointed by and shall serve at the pleasure of the Board. The Board shall have the sole continuing authority to appoint members of the Committee both in substitution for members previously appointed and to fill vacancies however caused. The following provisions shall apply to the administration of the Plan:

                 (a) The Committee shall designate one of its members as Chairman and shall hold meetings at such times and places as it may determine. Each member of the Committee shall be notified in writing of the time and place of any meeting of the Committee at least two days prior to such meeting, provided that such notice may be waived by a Committee member. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority of the members of the Committee present at any duly called meeting at which a quorum is present (as well as any action unanimously approved in writing) shall constitute action by the Committee.

                 (b) The Committee may appoint a Secretary (who need not be a member of the Committee) who shall keep minutes of its meetings. The Committee may make such rules and regulations for the conduct of its business as it may determine.

                 (c) The Committee shall have full authority, subject to the express provisions of the Plan, to interpret the Plan as it relates to Options granted or to be granted to Employees and Directors under the Plan, to provide, modify and rescind rules and regulations relating thereto, to determine the terms and provisions of each Option granted to an Employee or Director and the form of each option agreement evidencing an Option granted to an Employee or Director under the Plan and to make all other determinations and perform such actions as the Committee deems necessary or advisable to administer the Plan as it relates to Options granted or to be granted to Employees and Directors under the Plan. In addition, the Committee shall have full authority, subject to the express provisions of the Plan, to determine the Employees and Directors to whom Options shall be granted, the time or date of grant of each such Option, the number of shares subject thereto and the price at which such shares may be purchased. In making such determinations, the Committee may take into account the nature of the services rendered by the Employees or Director, his present and potential contributions to the success of the Company's business and such other facts as the Committee in its discretion shall deem appropriate to carry out the purposes of the Plan.

                 (d) Notwithstanding the authority hereby delegated to the Committee to grant Options to Employees and Directors under the Plan, the Board also shall have full authority, subject to the express provisions of the Plan, to grant Options to Employees and Directors under the Plan, to interpret the Plan, to provide, modify and rescind rules and regulations relating to it, to determine the terms and provisions of Options granted to Employees and Directors under the Plan and to make all other determinations and perform such actions as the Board deems necessary or advisable to administer the Plan.

                 (e) No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.


                                  ARTICLE III

                           AUTOMATIC GRANT OF OPTIONS

         Section 1. Grant of Options. On December 21, 1992, an Option will be granted automatically under the Plan to the Employees and Directors listed on Exhibit A hereto to purchase the number of shares of Common Stock set forth on Exhibit A opposite such person's name. Any person who has been granted an Option under this Article III may decline to accept such Option. Such person may indicate his election to decline to accept the Option by giving notice thereof to the Company or by refusing to execute a stock option agreement relating to the Option.

         Section 2. Price. The purchase price per share of Common Stock under each Option granted under this Article III shall be an amount equal to 85% of the Pricing Period Market Price.

         Section 3.  Option Period and Terms of Exercise of Options.

         (a) Except as otherwise provided for herein, each Option granted to an Outside Director under this Article III shall be exercisable during the period beginning on the Commencement Date and ending on the Expiration Date in accordance with the following schedule: (A) 20% of the total number of shares covered by the Option may be purchased in whole or in part on or after the Commencement Date; and (B) an additional 20% of the total number of shares covered by the Option may be purchased in whole or in part on or after each of the first, second, third and fourth anniversaries of the Commencement Date; provided, however, that the otherwise unexpired portion of the Option shall expire and become null and void upon the first to occur of (i) the Expiration Date, (ii) the expiration of 30 days (or such longer period as the Board may approve) from the date of termination of the Outside Director's Board membership for any reason other than his death or disability or (iii) the expiration of one year (or such longer period as the Board may approve) from the date of termination of the Outside Director's Board membership by reason of his death or disability. During the time periods referred to in clauses (ii) and (iii) of the immediately preceding sentence, the Optionee (or other person entitled to exercise the Option) shall be entitled to exercise the Option only to the extent the Optionee was entitled to do so at the date of termination; provided, however, that any Optionee whose Board membership is terminated prior to the Commencement Date shall be entitled to exercise the Option as to 20% of the total number of shares covered by the Option.

         (b) Except as otherwise provided for herein, each Option granted to an Employee, including an Employee-Director, under this Article III shall be exercisable during the period beginning on the Commencement Date and ending on the Expiration Date in accordance with the following schedule: (A) 20% of the total number of shares covered by the Option may be purchased in whole or in part on or after the Commencement Date; and (B) an additional 20% of the total number of shares covered by the Option may be purchased in whole or in part on or after each of the first, second, third and fourth year anniversaries of the Commencement Date; provided, however, that the otherwise unexpired portion of the Option shall expire and become null and void upon the first to occur of (i) the Expiration Date, (ii) the expiration of 30 days (or such longer period as the Board may approve) from the date of termination of the Optionee's employment with the Company or an Affiliate for any reason other than his death or disability or (iii) the expiration of one year (or such longer period as the Board may approve) from the date of termination of the Optionee's employment with the Company or an Affiliate by reason of his death or disability.
Anything herein to the contrary notwithstanding, the otherwise unexpired portion of any Option granted to an Employee, including an Employee-Director, under this Article III shall expire and become null and void immediately upon the termination of such Employee's employment with the Company or an Affiliate by reason of such Employee's fraud, dishonesty or performance of other acts detrimental to the Company or an Affiliate.

         (c) Under the provisions of any option agreement evidencing an Option granted under this Article III, the Committee or the Board may impose such other terms and conditions upon the exercise of an Option as are not inconsistent with the terms of the Plan. All Options granted under Article III shall automatically and immediately become fully vested and exercisable upon the occurrence of a Change in Control.



                                   ARTICLE IV

                         DISCRETIONARY GRANT OF OPTIONS

         Section 1. Grant of Options. At any time and from time to time during the duration of the Plan and subject to the express provisions hereof, Options may be granted by the Committee to any Employee or Director for such number of shares of Common Stock as the Committee in its discretion shall deem to be in the best interest of the Company and which will serve to further the purposes of the Plan.

         Section 2. Price. The purchase price per share of Common Stock under each Option granted under this Article IV shall be determined by the Committee but in no event shall be less than 100% of the Market Price of the Common Stock on the trading day immediately preceding the date of grant of the Option; provided, however, that with respect to any option granted under this Article IV prior to March 1, 1993, the purchase price per share shall be an amount equal to 85% of the Pricing Period Market Price.

         Section 3.  Option Period and Terms of Exercise of Options.

         (a) Except as otherwise provided for herein, each Option granted to an Employee, including an Employee-Director, under this Article IV shall be exercisable during such period as the Committee shall determine; provided, however, that the otherwise unexpired portion of any Option granted to an Employee, including an Employee-Director, under this Article IV shall expire and become null and void no later than upon the first to occur of (i) the expiration of ten years from the date such Option was granted, (ii) the expiration of 30 days (or such longer period as the Board may approve) from the date of termination of the Optionee's employment with the Company or an Affiliate for any reason other than his death or disability or (iii) the expiration of one year (or such longer period as the Board may approve) from the date of termination of the Optionee's employment with the Company or an Affiliate by reason of his death or disability. Anything herein to the contrary notwithstanding, the otherwise unexpired portion of any Option granted to an Employee, including an Employee-Director, under this Article IV shall expire and become null and void immediately upon the termination of such Employee's employment with the Company or an Affiliate by reason of such Employee's fraud, dishonesty or performance of other acts detrimental to the Company or an Affiliate.

         (b) Except as otherwise provided for herein, each Option granted to an Outside Director under this Article IV shall be exercisable during such period as the Committee shall determine; provided, however, that the otherwise unexpired portion of any Option granted to an Outside Director under this
Article IV shall expire and become null and void no later than upon the first to occur of (i) the expiration of ten years from the date such Option was granted, (ii) the expiration of 30 days (or such longer period as the Board may approve) from the date of termination of the Outside Director's Board membership for any reason other than his death or disability or (iii) the expiration of one year (or such longer period as the Board may approve) from the date of termination of the Outside Director's Board membership by reason of his death or disability.

         (c) Under the provisions of any option agreement evidencing an Option granted to an Employee or Director under this Article IV, the Committee or the Board may limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable and may impose such other terms and conditions upon the exercise of an Option as are not inconsistent with the terms of the Plan; provided, however, that the Committee or the Board, in its discretion, may accelerate the exercise date of any such Option. All Options granted under Article IV shall automatically and immediately become fully vested and exercisable upon the occurrence of a Change in Control.



                                   ARTICLE V

                                 MISCELLANEOUS

         Section 1. Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the Common Stock or a dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan shall be decreased or increased proportionately. In the event that, before delivery by the Company of all the shares of Common Stock for which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to such Option shall be increased or decreased proportionately and the purchase price per share shall be decreased or increased proportionately so that the aggregate purchase price for all the shares then subject to such Option shall remain the same as immediately prior to such split, dividend or combination.

         In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation or sale of assets) of the Company, the Board shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of the Options theretofore granted under the Plan. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

         Section 2. Amendment and Termination of the Plan. Subject to the right of the Board to terminate the Plan prior thereto, the Plan shall terminate at the expiration of ten years from December 21, 1992, the date of adoption of the Plan by the Board. No Options may be granted after termination of the Plan. The Board may at any time alter or amend the Plan but, after the stockholders of the Company have approved the Plan in accordance with the provisions of Section 8 of this Article V, the Board may not, without the approval of the stockholders of the Company, make any alteration or amendment thereof which operates to (i) abolish the Committee, change the qualifications of its members or withdraw the administration of the Plan from its supervision,
(ii) increase the total number of shares of Common Stock which may be granted under the plan (other than as provided in Section 1 of this Article V), (iii) extend the term of the Plan or the maximum exercise periods provided in Section 3 of Article III and Section 3 of Article IV hereof, (iv) decrease the minimum purchase price for Common Stock under the Plan (other than as provided in Section 1 of this Article V), (v) materially increase the benefits accruing to participants under the Plan or (vi) materially modify the requirements as to eligibility for participation in the Plan.

         No termination or amendment of the Plan shall adversely affect the rights of an Optionee under an Option, except with the consent of such Optionee.

         Section 3. No Fractional Shares. Notwithstanding any contrary indication in the Plan or in any option agreement evidencing an Option granted under the Plan, no fractional shares of Common Stock may be purchased upon exercise of any Option.

         Section 4. Payment of Purchase Price; Application of Funds. Upon exercise of an Option, the purchase price shall be paid in full in cash or by check; provided, however, that at the request of an Optionee and to the extent permitted by applicable law, the Company may, in its sole and absolute discretion, approve reasonable arrangements with one or more Optionees and their respective brokerage firms, under which such an Optionee may exercise his Option by delivering to the Company an irrevocable notice of exercise, together with such other documents as the Company shall require, and the Company shall, upon receipt of full payment in cash or by check of the purchase price and any other amounts due in respect of such exercise, deliver to such Optionee's brokerage firm one or more certificates representing the shares of Common Stock issued in respect of such exercise. The proceeds of any sale of Common Stock covered by Options shall constitute general funds of the Company. Upon exercise of an Option, the Optionee will be required to pay to the Company the amount of any federal, state or local taxes required by law to be withheld in connection with such exercise. No shares of Common Stock shall be issued upon exercise of an Option until full payment therefor has been made, and an Optionee shall have none of the rights of a stockholder until shares are issued to him.

         Section 5. Requirements of Law. The granting of Options and the issuance of Common Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.

         Section 6. Nontransferability of Options. An Option granted under the Plan shall not be transferable by the Optionee except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee or, if the Optionee is legally incompetent, by the Optionee's legal representative.

         Section 7.  Option Agreement; Investment Letter.

         (a) Each person who accepts an Option offered to him hereunder shall enter into an agreement with the Company, in such form as the Committee or the Board may prescribe, setting forth the terms and conditions of the Option, whereupon such person shall become a participant in the Plan.

         (b) The Company's obligation to deliver Common Stock with respect to an Option shall be conditioned upon its receipt from the Optionee to whom such Common Stock is to be delivered of an executed investment letter containing such representations and agreements as the Committee or the Board may determine to be necessary or advisable in order to enable the Company to issue and deliver such Common Stock to such Optionee in compliance with the Securities Act of 1933 and other applicable federal, state or local securities laws, rules or regulations.

         Section 8. Effective Date of the Plan. The Plan shall become effective, as of the date of its adoption by the Board, when (i) the Plan has been duly approved by the holders of a majority of the shares of Common Stock present or represented and entitled to vote and (ii) the Charter Amendment has been duly approved by the holders of a majority of the outstanding shares of Common Stock, at a meeting of the stockholders of the Company duly held in accordance with applicable law within 12 months after the date of adoption of the Plan by the Board. If the Plan and the Charter Amendment are not so approved, the Plan shall terminate and all Options granted hereunder shall be null and void.

         Section 9.  Termination of Employment.

         (a) A transfer of employment among the Company and any of its Affiliates shall not be considered to be a termination of employment for the purposes of the Plan. Nothing in the Plan or in any option agreement evidencing an Option granted under the Plan to an Employee, including an Employee-Director, shall confer upon any Optionee any right to continue in the employ of the Company or any Affiliate or in any way interfere with the right of the Company or any Affiliate to terminate the employment of the Optionee at any time, with or without cause.

         (b) Nothing in the Plan or in any option agreement evidencing an option granted under the Plan to an Outside Director shall confer upon such Outside Director any right to continue to serve as a Director.

         Section 10. Construction. Options granted under the Plan are not intended to be treated as incentive stock options under Section 422 of the Code. Words of any gender used in the Plan shall be construed to include any other gender, unless the context requires otherwise.

                                 *  *  *  *  *

EXHIBIT A  --  Recipients of Options on December 21, 1992

AMDURA CORPORATION
2801 Dawson Road, Tulsa, Oklahoma 74110

        PROXY SOLICITED BY THE BOARD OF DIRECTORS OF AMDURA CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 3, 1994

   The undersigned stockholder of AMDURA Corporation, a Delaware corporation (the "Company"), revoking all previous proxies, hereby appoints William F. Andrews and Sanford B. Ferguson, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company ("Amdura Common Stock") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas, on Tuesday, May 3, 1994, commencing at 2:00 p.m., local time, and at any adjournment or postponement thereof, provided that said proxies are authorized and directed to vote as indicated with respect to the following matters:

1. Election of Directors:
   Nominees:  William F. Andrews, James A. Bach, Marvin L. Dimond, John W.
              Gildea, Robert LeBuhn, Paul C. Meyer, Larry L. Postelwait,
              John R. Redmond, Tracey L. Rudd and Frederick W. Whitridge, Jr.

    / / FOR all nominees listed (except those for whom authority is being         / / WITHHOLD AUTHORITY TO VOTE
        withheld)                                                                     FOR ALL NOMINEES

   To withhold authority to vote for any nominee, write the name of the nominee below:

- --------------------------------------------------------------------------------

2.  Proposal to approve the Company's 1992 Stock Option Plan, as amended.

                   / / FOR        / / AGAINST        / / ABSTAIN

                     (PLEASE SIGN AND DATE ON REVERSE SIDE)

UNLESS OTHERWISE SPECIFIED, THE SHARES OF AMDURA COMMON STOCK REPRESENTED HEREBY WILL BE VOTED "FOR" THE ELECTION AS DIRECTORS OF ALL OF THE NOMINEES LISTED AND "FOR" PROPOSAL 2.

                                                  ------------------------------
                                                     SIGNATURE OF STOCKHOLDER

                                                  ------------------------------
                                                     SIGNATURE OF STOCKHOLDER
                                                  DATED:                  , 1994

                                                  NOTE: Please sign this proxy
                                                  exactly as name(s) appears on
                                                  your stock certificate. When
                                                  signing as attorney-in-fact,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  add your title as such, and if
                                                  signer is a corporation,
                                                  please sign with full
                                                  corporate name by a duly
                                                  authorized officer or officers
                                                  and affix the corporate seal.
                                                  Where stock is issued in the
                                                  name of two (2) or more
                                                  persons, all such persons
- ----------------------------------------          should sign.

 IMPORTANT: PLEASE SIGN, DATE AND RETURN
               PROMPTLY.
- ----------------------------------------